Exhibit 23.1

CONSENT OF THE INDEPENDENT AUDITORS

The Board of Directors
Cornerstone Income Fund, Inc.:

        We consent to the inclusion in the registration statement on Form S-11 of Cornerstone Income Fund, Inc. (A Development Stage Company) of our report dated August 22, 2002, relating to the balance sheets of Cornerstone Income Fund, Inc. as of August 21, 2002 and the related statements of income and changes in stockholders' equity for the period then ended.

/s/ Moss Adams LLP

Spokane, Washington
August 22, 2002